UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2008
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as specified in Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (I.R.S. Employer Identification No.)
1370 TIMBERLAKE MANOR PARKWAY
CHESTERFIELD, MISSOURI 63017
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (636) 736-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
A. Greig Woodring resigned from the Board of Directors class of 2010 of Reinsurance Group of America, Incorporated (“RGA” or the “Company”) effective October 6, 2008. On the same date, immediately following the resignation, Mr. Woodring was elected by the Board as a Director in the class of 2009.
The adjustment to Mr. Woodring’s director class was made to comply with Missouri law, which specifies that the number of directors in each class of directors should be as nearly equal as possible. The resignation of three directors (Messrs. Kandarian and Reali and Ms. Piligian) from the Board on September 12, 2008 left the classes unbalanced. Mr. Woodring’s resignation from the 2010 class and election to the 2009 class provides for the following directors in each class:
Class of 2009 (2 directors) — A. Greig Woodring and Stuart I. Greenbaum
Class of 2010 (2 directors) — William J. Bartlett and Alan C. Henderson
Class of 2011 (1 director) — J. Cliff Eason
The Board also fixed the number of directors at five (5) until such time as additional director(s) are duly nominated and elected.

Item 8.01	Other Events
In a press release dated October 6, 2008 (issued after 5:30 p.m. Eastern time), a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, RGA announced that its Board of Directors has authorized and will recommend that the holders of class A common stock and class B common stock approve a proposal to convert class B common stock into class A common stock on a one-for-one basis, pursuant to the existing conversion terms contained in RGA’s articles of incorporation. The conversion proposal will require the affirmative vote of the holders of a majority of class A common stock and the holders of a majority of class B common stock, represented in person or by proxy at a special meeting of RGA shareholders.
The Board of Directors has established a record date of October 17, 2008 and scheduled the special meeting of shareholders on November 25, 2008, subject to completion of the Securities and Exchange Commission review process.
Additional Information
Shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings containing information about the Company, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement and any filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr.

John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the proxy statement/prospectus dated August 4, 2008 for its special meeting of shareholders held on September 5, 2008, which was filed with the SEC on August 4, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits. The following documents are filed as exhibits to this report:

99.1	Press Release dated October 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reinsurance Group of America, Incorporated
By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President, and Chief Financial Officer

Date: October 7, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 6, 2008